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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                                  $100,000,000

                              IRT PROPERTY COMPANY

                                MEDIUM-TERM NOTES

                                AGENCY AGREEMENT

                                                                  March 23, 2001

Credit Suisse First Boston Corporation,
Eleven Madison Avenue,
New York, New York 10010-3629.

Wachovia Securities, Inc.
191 Peachtree Street
Atlanta, Georgia 30303

Ladies and Gentlemen:

         1. Introduction. IRT Property Company, a Georgia corporation (the "ISSUER"), and IRT Partners, L.P. ("IRT PARTNERS"), IRT Capital Corporation II ("IRTCCII"), IRT Management Company ("IRT MANAGEMENT") and IRT Alabama, Inc. (IRT ALABAMA" and, together with IRT Partners, IRTCCII and IRT Management, collectively, the "GUARANTORS" and each, individually, a "GUARANTOR") confirm their agreement with each of you (individually, an "AGENT" and collectively, the "AGENTS") with respect to the issue and sale from time to time by the Issuer of up to $100,000,000 aggregate principal amount of its medium-term notes issuable with various terms, interest rates and other provisions, due nine months or more from the date of issue, registered under the registration statement referred to in Section 2(a) (any such medium-term notes being hereinafter referred to as the "SECURITIES", which expression shall, if the context so admits, include any permanent global Security). Securities may be offered and sold pursuant to
Section 3 of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 2(a) hereof) registered pursuant to such registration statement reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to Section 3 of this Agreement. The Securities will be issued under an indenture, dated as of September 9, 1998, as supplemented by Supplemental Indenture No. 1, dated September 9, 1998, between the Issuer, IRT Partners, as guarantor, and the Trustee, and Supplemental Indenture No. 2, dated as of November 1, 1999, among the Issuer and IRTCCII, IRT Management, IRT Alabama and IRT Partners, as guarantors, and the Trustee (as further amended and supplemented from time to time, the "INDENTURE"). The Securities will be unconditionally guaranteed as to the payment of principal and interest (each a "GUARANTEE" and collectively, the "GUARANTEES") by the Guarantors.

         The Securities shall have the terms described in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "PRICING SUPPLEMENT"). Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).


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         2. Representations and Warranties of the Issuer and the Guarantors. The
Issuer and each of the Guarantors, jointly and severally, represent and warrant to, and agree with, each Agent as follows:

                  (a) A registration statement (No. 333-53638), including a form of prospectus, relating to $300,000,000 aggregate principal amount or issue price, as the case may be, of debt and/or equity securities of the Issuer, including the Securities (together, the "REGISTERED SECURITIES") which, as supplemented by the prospectus supplement and the applicable Pricing Supplement, in each case in the form filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "ACT") and as such prospectus may be further supplemented from time to time, shall be used in connection with sales of the Securities, has been filed with the Commission and has been declared effective under the Act. Such registration statement, as amended as of the Closing Date (as defined in Section 3(e) hereof), is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus included in such Registration Statement, as supplemented so as generally to describe the Securities and the terms of the offering of the Securities, including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date. The Issuer is eligible to use a Form S-3 registration statement under the Act.

                  (b) On the effective date, the Registration Statement conformed, and on the date of any subsequent post-effective amendment or amendments to the Registration Statement, such Registration Statement will conform, in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date (as defined in Section 3(e)), and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a "REPRESENTATION DATE"), the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Agent specifically for use therein.

                  (c) The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Georgia, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely to result in a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").


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                  (d)      Attached hereto as Annex I is a true and complete
         list of all subsidiaries of the Issuer and all other corporations, partnerships, joint ventures, limited liability companies and other entities in which the Issuer directly or indirectly owns 5% or more of its capital stock or any other equity or ownership interest. Annex I accurately sets forth the jurisdiction of organization of, and the Issuer's approximate percentage ownership interest in, each such subsidiary and other entity, and whether each such subsidiary and other entity listed thereon is a corporation, partnership, limited liability company or other type of entity.

                  (e) Each of IRT Partners, IRTCCII, IRT Management and IRT Alabama and any other "significant subsidiary" of the Issuer within the meaning of Rule 405 of the Act (individually, a "SIGNIFICANT SUBSIDIARY" and, collectively, the "SIGNIFICANT SUBSIDIARIES") has been duly incorporated or established, as the case may be, and is a validly existing corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with corporate or other entity power and authority to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Issuer is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests in each Significant Subsidiary of the Issuer has been duly authorized and validly issued and, in the case of corporate subsidiaries, is fully paid and nonassessable; and the capital stock or other equity interests in each subsidiary owned by the Issuer, directly or through subsidiaries, is owned free from liens and encumbrances.

                  (f) The Amended and Restated Agreement of Limited Partnership of IRT Partners (the "PARTNERSHIP AGREEMENT") has been duly and validly authorized, executed and delivered by the Issuer and is a valid and binding agreement, enforceable against the Issuer, as general partner, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity. To the Issuer's knowledge, the Partnership Agreement has been duly executed and delivered by the other parties thereto and is a valid and binding agreement, enforceable against such parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity. The Issuer owns, directly or through IRT Management, approximately 93% of the partnership interests in IRT Partners.

                  (g) No holder of outstanding shares of capital stock of the Issuer has any registration rights with respect to such shares which would or could require such shares to be included in the Registration Statement.

                  (h) The Issuer's authorized capitalization is as set forth in the Issuer's Annual Report on Form 10-K incorporated by reference in the Prospectus; and the Securities and the Guarantees conform to the description thereof contained in the Prospectus (subject to the insertion in the Securities of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by Section 2(a) of this Agreement).

                  (i) The Indenture has been duly authorized, executed and delivered by the Issuer and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation


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         of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Securities have been duly authorized, and when the Securities have been delivered and paid for pursuant to this Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (j) Each Guarantee has been duly authorized, executed and delivered by the applicable Guarantor and constitutes a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (k) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except such as have obtained and made under the Act, the Rules and Regulations and the Trust Indenture Act and such as may be required under state securities laws and under Rule 424 under the Act.

                  (l) The execution, delivery and performance of the Indenture and this Agreement do not, and the completion, execution and issuance of each particular Security in accordance with the Indenture, the issuance of the Guarantees by the Guarantors, the sale by the Issuer of such Security in accordance with this Agreement and compliance with the terms and provisions thereof will not, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer or the Guarantors or any subsidiary of the Issuer or the Guarantors or any of their properties, or any agreement or instrument to which the Issuer or the Guarantors or any such subsidiary is a party or by which the Issuer or the Guarantors or any such subsidiary is bound or to which any of the properties of the Issuer or the Guarantors or any such subsidiary is subject, or the charter or by-laws of the Issuer or the Guarantors or any such subsidiary, and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement and each Guarantor has full power and authority to execute and deliver its applicable Guarantee.

                  (m) To the best of its knowledge, the Issuer and its subsidiaries conduct their respective businesses in compliance with all applicable laws, orders, rules and regulations of applicable governmental and regulatory authorities of the jurisdictions in which they conduct business, including, without limitation, the Americans with Disabilities Act of 1990 and all applicable local, state and federal employment, truth-in-advertising, franchising and immigration laws and regulations, except where the failure to be so in compliance would not have a Material Adverse Effect.

                  (n) This Agreement (including any agreement with respect to the offering and sale of particular Securities as contemplated by
         Section 3) has been duly authorized, executed and delivered by the Issuer and each of the Guarantors.


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                  (o)      Except as disclosed in the Prospectus, the Issuer and
         its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, other than mortgage indebtedness incurred in the ordinary course, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Issuer and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (p) The Issuer or its subsidiaries have acquired title insurance with respect to each of the properties described in the Prospectus as being owned by the Issuer or its subsidiaries, except, in each case, where the failure to maintain such title insurance is not reasonably likely to have a Material Adverse Effect.

                  (q) The Issuer and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Averse Effect.

                  (r) Each of the Issuer and its subsidiaries maintains property and casualty insurance with respect to each of the properties owned by them in an amount and on such items as is reasonable and customary for businesses of this type.

                  (s) No labor dispute with the employees of the Issuer or any subsidiary exists or, to the knowledge of the Issuer, is imminent that would have a Material Adverse Effect.

                  (t) The Issuer and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (u) Except as disclosed in the Prospectus, neither the Issuer nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which would lead to such a claim.

                  (v) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Issuer, any of its subsidiaries or any of their respective properties that, if determined adversely to the Issuer or any of its subsidiaries, would individually


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         or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Issuer to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened or, to the Issuer's knowledge, contemplated.

                  (w) The financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Issuer, IRT Partners and the Issuer's consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

                  (x) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus,
         (i) there has been no material adverse change, nor any development or event that would involve a prospective material adverse change, in the condition (financial or other), business, earnings, properties or results of operations of the Issuer and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock (except in the ordinary course of business consistent with past practice) and (ii) neither the Issuer nor any of its subsidiaries has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree that could have a Material Adverse Effect.

                  (y) The Issuer and the Significant Subsidiaries are not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company," as defined in the Investment Company Act of 1940.

                  (z) Immediately after any sale of Securities by the Issuer hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Issuer hereunder or under any Terms Agreement and of any debt securities of the Issuer (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

                  (aa) The Issuer was and is organized to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "CODE"); the Issuer has qualified as a "real estate investment trust" under the Code for each of its taxable years ended through December 31, 2000 and will continue to qualify as a "real estate investment trust" under the Code after consummation of the transactions contemplated by the Prospectus; and the Issuer's present and contemplated operations, assets and income will enable the Issuer to meet the requirements for qualification as a "real estate investment trust" under the Code. The United States Federal Income Tax Returns of the Issuer have been closed through the fiscal year of the Issuer ended December 31, 1996; and the Issuer has filed United Stated Federal Income Tax Returns for each of its fiscal years through and including the fiscal year ended December 31, 1999 but has not yet filed a United States Federal Income Tax Return for the fiscal year ended December 31, 2000.

                  (bb) Each entity listed on Annex I, other than IRTCCII, either qualifies as a partnership for federal, state and local income tax purposes or as a "qualified REIT subsidiary" within the


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         meaning of Section 856(i) of the Code or qualifies to be disregarded as an entity separate from the Issuer or one of its subsidiaries for federal, state and local income tax purposes.

                  3.  Appointment as Agents; Agreement of Agents; Solicitations.

                  (a) (i) Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Agents as the agents of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities to be issued by the Issuer during any Marketing Time. For purposes of this Agreement, "MARKETING TIME" shall mean any time when no suspension of solicitation of offers to purchase Securities pursuant to Section 3(c) or Section 4(c) shall be in effect or any time when either any Agent shall purchase any Securities from the Issuer with the intention of reselling them or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred.

                  (ii) So long as this Agreement shall remain in effect with respect to any Agent, the Issuer shall not, without the consent of any such Agent, solicit or accept offers to purchase Securities otherwise than to or through one of the Agents; provided, however, that, subject to all of the terms and conditions of this Agreement, the foregoing shall not be construed to prevent the Issuer from selling at any time any Registered Securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Registered Securities; and provided, further, that the Issuer reserves the right from time to time (i) to sell Securities directly to an investor, and (ii) to accept a specific offer to purchase Securities solicited by a dealer other than the Agents (each an "OTHER DEALER"), without obtaining the prior consent of any of the Agents, provided that (x) the Issuer shall give each of the Agents notice of its decision to accept such an offer to purchase Securities in advance of such acceptance and
(y) any Other Dealer shall agree to be bound by and subject to the terms and conditions of this Agreement binding on the Agents (including the commission schedule set forth on Exhibit B).

                  (b) (i) On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Issuer, to use reasonable efforts when requested by the Issuer to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

                  (ii) No Agent shall have any obligation to purchase Securities from the Issuer; provided, however, that one or more Agents (each, a "PRESENTING AGENT") may agree from time to time to purchase Securities as principal for resale to investors and other purchasers selected by such Presenting Agents. Unless otherwise expressly agreed by the Issuer and the Presenting Agents as contemplated by clause (v) below, each offer to sell Securities transmitted by an Agent and accepted by the Issuer shall constitute acceptance of an offer to sell such Securities to the Presenting Agents for resale. In addition, if so specified in a Terms Agreement (as defined in clause
(iii) below) executed by the Issuer and one or more Presenting Agents, such Presenting Agents shall act as representative or representatives of the several underwriters named in such Terms Agreement for resale of the Securities specified in such Terms Agreement upon the terms and subject to the conditions specified in such Terms Agreement, this Agreement and in the Prospectus, as supplemented by the applicable Pricing Supplement. It is understood that the Agents and any underwriters for which they may act as representative propose that they will offer any Securities which they agree to purchase as principal for sale as set forth in the Prospectus, as supplemented by the applicable Pricing Supplement, only in such jurisdictions where such Securities may be lawfully offered and sold.

                  (iii) Upon acceptance by the Issuer of an offer by one or more Presenting Agents to purchase Securities as principal, unless the Issuer and the Presenting Agent or Agents execute a Terms


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Agreement substantially in the form of Exhibit A hereto (a "TERMS AGREEMENT"), any written confirmation or communication transmitted by the Presenting Agent or Agents to the Issuer or, in the absence of a Terms Agreement or such other written confirmation or communication, the oral agreement with respect to the terms of the Securities and of their offer and sale evidenced by the offer communicated by the Presenting Agent or Agents and accepted by the Issuer, in each case together with the provisions of this Agreement, shall constitute an agreement between the Presenting Agent or Agents and the Issuer for the sale and purchase of such Securities (whether or not any Terms Agreement or other written confirmation or communication shall have been executed by the Issuer or the Presenting Agent or Agents). Each purchase of Securities by an Agent shall, unless otherwise agreed, be at a discount from the principal amount of each such Security equivalent to the applicable commission set forth in Exhibit B hereto.

                  (iv) Each Agent is authorized to engage the services of any other brokers or dealers in connection with the offer or sale of Securities purchased by such Agent as principal for resale to others and may reallow any portion of the discount received from the Issuer to such brokers or dealers.

                  (v) If expressly agreed by an Agent and the Issuer, such Agent will solicit offers to purchase Securities from the Issuer through such Agent, acting as agent, in accordance with the provisions of this Agreement. In such event, such Agent shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as agent; and the Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it as such agent, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, an Agent, acting on an agency basis, the Issuer agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit B hereto.

                  (vi) No Agent shall have any responsibility for maintaining records with respect to the aggregate principal amount of Securities available for sale by the Issuer, or otherwise monitoring the availability of Securities for sale under the Registration Statement.

                  (vii) No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

                  (c) Upon receipt of notice from the Issuer as contemplated by Section 4(c) hereof, each Agent shall suspend its solicitation of offers to purchase Securities until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(c) and shall have advised such Agent that such solicitation may be resumed.

                  The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of at least one Business Day's prior notice from the Issuer, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "BUSINESS DAY" shall mean any day that is not a Saturday or Sunday, and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.


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                  (d)      Administrative procedures respecting the sale of
Securities (the "PROCEDURES") shall be agreed upon from time to time by the Agents and the Issuer. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement among the Issuer and the Agents. Each Agent and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

                  (e) The documents required to be delivered by Section 5 hereof shall be delivered at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005-1413, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such other place or time as may be mutually agreed by the Issuer and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of purchases of Securities hereunder, such time and date being herein called the "CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the settlement date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Securities sold pursuant to an offering of Securities having identical terms (including the issue date) and terms of sale (whether or not set forth in a single Terms Agreement).

                  4. Certain Agreements of the Issuer and the Guarantors. The Issuer and each Guarantor agrees with the Agents that it will furnish to Milbank, Tweed, Hadley & McCloy LLP, counsel for the Agents, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities,

                  (a) The Issuer will prepare a Pricing Supplement with respect to any Securities to be offered and sold to or through one or more Agents pursuant to this Agreement and, after approval of such Pricing Supplement by such Agent or Agents, will file such Pricing Supplement with the Commission pursuant to and in accordance with Rule 424(b) under the Act.

                  (b) The Issuer will advise each Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent), and if the Issuer effects any amendment or supplementation of the Registration Statement or the Prospectus to which an Agent objects, such Agent shall be relieved of its obligations under Section 3(b) to solicit offers to purchase Securities until such time as the Issuer shall have filed such further amendments or supplements such that such Agent is reasonably satisfied with the Registration Statement and the Prospectus, as then amended or supplemented; and the Issuer will also advise each Agent promptly of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any such time to amend the Prospectus to comply with the Act, the Issuer will promptly notify each Agent by telephone (with confirmation in writing) to suspend solicitation of offers to purchase such Securities and to cease making offers or sales of Securities which a Agent may then own (as a result of purchases from the Issuer as principal with the intention of reselling the Securities) as principal; and if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Prospectus to comply with the Act, any Agent shall have purchased from the Issuer and owns any of such Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase such Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Agents' consent to, nor their delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                  (d) The Issuer and the Guarantors will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, at the same time the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer proposes to describe, in a document filed pursuant to the Exchange Act, the Issuer will furnish the information contained or to be contained in such announcement to each Agent, confirmed in writing and, subject to the provisions of subsections (a) and (b) of this Section, will, if the Issuer deems it necessary or appropriate, cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. The Issuer also will furnish each Agent with copies of all press releases or announcements to the general public.

                  (e) The Issuer will immediately notify each Agent of any downgrading in the rating of any debt securities of the Issuer or any proposal to downgrade the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Issuer learns of such downgrading, proposal to downgrade or public announcement.

                  (f) As soon as practicable, but not later than the 90th day after the Issuer's fiscal year end, after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder, the Issuer will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Issuer's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, which will satisfy the provisions of Section 11(a) of the Act.

                  (g) The Issuer will furnish to each Agent copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the

         Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

                  (h) The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required by the Agents; provided that in the case of any foreign jurisdiction, the Agents obtain the Issuer's prior consent.

                  (i) So long as any Securities are outstanding, the Issuer will furnish to the Agents, (i) as soon as practicable after the end of each fiscal year, but as soon as practicable following the date such report is filed with the SEC, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information concerning the Issuer as the Agents may reasonably request.

                  (j) The Issuer and the Guarantors, jointly and severally, will pay, or reimburse each Agent for, all expenses incident to the performance of its obligations under this Agreement and will reimburse each Agent for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by it in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the preparation, printing and distribution of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any filing fee incident to, and the reasonable fees and disbursements of counsel to the Agents, if any, in connection with, review by the National Association of Securities Dealers, Inc. relating to the Securities, for expenses incurred by each Agent in distributing the Prospectus and all supplements thereto (including any Pricing Supplement), any preliminary prospectuses and any preliminary prospectus supplements to such Agent, for any travel expenses of the Issuer's officers and employees, for costs incurred by each Agent in advertising any offering of Securities with the Issuer's prior consent and for each Agent's reasonable expenses (including the reasonable fees and disbursements of counsel to the Agents) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the activities of the Agents under this Agreement.

                  (k) Each of the Issuer and IRT Partners will use all reasonable efforts to maintain its qualification as a "real estate investment trust" under the Code for the taxable year in which sales of Securities are to occur.

                  (l) Between the date on which any Agent agrees to purchase Securities from the Issuer as principal for resale and the date of delivery of such Securities, neither the Issuer nor the Guarantors will offer or sell, or enter into any agreement to sell, pledge, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any of its debt securities (other than such Securities) in the United States, other than borrowings under the Issuer's revolving credit agreements and lines of credit, the private placement of securities, issuances of its commercial paper and the incurrence of mortgage indebtedness in the ordinary course, or publicly disclose the intention to make any such offer, sale, pledge or disposition or filing.

                  5. Conditions of Obligations. The obligations of each Agent, as agent of the Issuer, under this Agreement at any time to solicit offers to purchase the Securities and to purchase Securities from the

Issuer as principal is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer and the Guarantors herein, to the accuracy, on each such date, of the statements of the Issuer's and the Guarantors' officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer and each of the Guarantors of their respective obligations hereunder, and to each of the following additional conditions precedent:

                  (a) The Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Agent, shall be contemplated by the Commission.

                  (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any Agent, is material or omits to state a fact which, in the opinion of any Agent, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) There shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuer or its subsidiaries which, in the judgment of the Agents, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading of securities generally on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Agents, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of offers to purchase, or sales of, Securities.

                  (d) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency;

                  (e) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Agents or the Agent purchasing such Securities (each a "PURCHASING AGENT"), as the case may be, shall have received an opinion, dated the Closing Date, or such date of delivery, as the case may be, of Alston & Bird LLP, counsel for the Issuer and the Guarantors, to the effect set forth in paragraphs (ii) through
         (xii) below, and of in-house counsel to the Issuer and the Guarantors, to the effect set forth in paragraphs (i) and (viii) below:

                           (i) Each of the Issuer and its subsidiaries has been duly incorporated or established, as the case may be, and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Issuer and each of its subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and IRT Partners has been duly formed and is validly existing as a limited partnership and in good standing under the laws of the State of Georgia, with full power and authority to own its properties and conduct its business as described in the Prospectus.

                           (ii) The Issuer's authorized capitalization is as set forth in the Registration Statement; and the Securities and the Guarantees conform in all material respects to the description thereof contained in the Prospectus (subject to the insertion in the Securities of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by
                  Section 2(a) of this Agreement).

                           (iii) The Indenture has been duly authorized, executed and delivered by the Issuer and each of the Guarantors and has been duly qualified under the Trust Indenture Act, constitutes a legal, valid and binding instrument, enforceable against the Issuer in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect), and conforms in all material respects to the description thereof contained in the Prospectus.

                           (iv) Any series of Securities established on or prior to the date of such opinion has been duly authorized and established in conformity with the Indenture, and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Security has been duly completed, executed, authenticated and issued in accordance with the Indenture and the Procedures and delivered against payment as contemplated by this Agreement, such Security will constitute legal, valid and binding obligations of the Issuer entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect) and will conform in all material respects to the description thereof contained in the Prospectus.

                  (v) Each of the Guarantees has been duly authorized, executed and delivered by the applicable Guarantor, constitutes a legal, valid and binding instrument, enforceable against such Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect) and conforms in all material respects to the description thereof contained in the Prospectus.

                  (vi) The Registration Statement has become effective under the Act, any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) under the Act has been or will be made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and Prospectus (except that no opinion need be expressed as to the financial statements and other financial and statistical information contained therein or the Trustee's Statement of Eligibility on Form T-1) comply as to form in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934, the Trust Indenture Act and the Rules and Regulations (assuming that the Company will timely file a Current Report on SEC Form 8-K containing the Agency Agreement, the forms of Securities, and the legal opinions required with respect to the Securities by SEC Regulation S-K, Item 601(5) and (8)); and such counsel has no reason to believe that the Registration Statement as of its effective date and as of the Closing Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no opinion need be expressed as to the financial statements and other financial and statistical information contained therein or as to the Trustee's Statement of Eligibility on Form T-1).

                  (vii) All approvals required to be obtained from governmental or regulatory authorities in connection with the issuance and sale of the Securities by the Issuer and the issuance of the Guarantees by the Guarantors have been obtained and are in full force in effect, except such as have been obtained and made under the Act, the Rules and Regulations and the Trust Indenture Act and such as may be required under state securities laws and Rule 424 under the Act (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the forms of Securities examined by such counsel would not require the Issuer or any Guarantor to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Issuer to issue, sell and deliver such Security and the Guarantors to issue and deliver the Guarantees thereon).

                  (viii) Neither the execution and delivery of the Indenture, the execution and delivery of the Guarantees, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of, or compliance with, the terms of this Agreement will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of the Issuer or any Guarantor or the terms of any or other agreement or instrument identified as material by the Issuer to such counsel (it being understood that such agreements and instruments are as set forth as Exhibits to the Issuer's most recent Annual Report on Form 10-K for the year ended December 31, 2000) and to which the Issuer, such Guarantor or any of their respective subsidiaries is a party or bound, or any judgment, order, decree or regulation known to such counsel to be applicable to the Issuer, such Guarantor or such subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Issuer, such Guarantor or such subsidiaries.

                  (ix) This Agreement has been duly authorized, executed and delivered by the Issuer and each Guarantor.

                  (x) Neither the Issuer nor the Significant Subsidiaries are subject to registration under the Investment Company Act of 1940.

                  (xi) For all applicable tax years as to which the Issuer's tax returns are subject to audit and the Issuer is subject to assessment for taxes reportable therein, the Issuer has been organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code; and the Issuer's method of operation will permit it to continue to meet the requirements for taxation as a "real estate investment trust" under the Code.

                  (xii) Each subsidiary of the Issuer listed on Annex I, other than IRTCCII, either (i) qualifies as a partnership for federal and Georgia state income tax purposes or as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code or (ii) qualifies to be disregarded as an entity separate from the Issuer or one of its subsidiaries for federal and Georgia state income tax purposes.

        provided, however, that, in the case of each such opinion delivered pursuant to a Terms Agreement, (x) the statements contained in such opinion relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities; (y) such opinion shall relate to the Securities being delivered on the date of such opinion and not to other Securities as well; and (z) in lieu of the opinion described in clause (iv), such opinion shall state that the Securities being delivered on the date of such opinion, when delivered against payment as contemplated by this Agreement, such Security will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with its terms, subject only to the exceptions set forth in clause (iv) as to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect, and will conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented at such date of delivery.

                  (f) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Agents or the Presenting Agent, as the case may be, shall have received a certificate, dated the Closing Date or such date of delivery, as the case may be, of the President or any Vice President and a principal financial or accounting officer of the Issuer and each Guarantor in which such officers, to the best of their knowledge after reason able investigation, shall state that the representations and warranties of the Issuer and such Guarantor in this Agreement are true and correct, that the Issuer and such Guarantor, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or such date of delivery, as the case may be, that, to the knowledge of such officer, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Issuer and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Prospectus or as described in such certificate. In the case of each such certificate delivered pursuant to a Terms Agreement, the statements contained in such certificate relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

                  (g) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Agents or the Purchasing Agent or Agents, as the case may be, shall have received a letter, dated the Closing Date or such date of delivery, as the case may be, of Arthur Andersen LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion, the financial statements and schedules and summary of earnings, if any, examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                           (iii) on the basis of the review, if any, referred to in clause (ii) above, a reading of the latest available interim financial statements of the Issuer and its subsidiaries, IRT Partners and IRTCCII, inquiries of officials of the Issuer, IRT Partners and IRTCCII who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A)      the unaudited financial statements,
                           if any, and any summary of earnings included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                                    (B)      at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock (other than in connection with the any dividend reinvestment or benefit plans of the Issuer) or any increase in long-term debt of the Issuer and its consolidated subsidiaries, IRT

                           Partners, IRTCCII or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated assets or stockholders' equity, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus; or

                                    (C)      for the period from the closing
                           date of the latest available income statement included or incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in total revenues or in total or per-share amounts of net income of the Issuer and its consolidated subsidiaries, IRT Partners or IRTCCII;

               except in all cases set forth in clauses (B) and (C) above, for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Issuer and its subsidiaries, IRT Partners and IRTCCII) incorporated in the Prospectus, including certain of the information included or incorporated in the Issuer's Annual Report on Form 10-K, incorporated in the Prospectus are derived from the general accounting records of the Issuer and its subsidiaries, IRT Partners and IRTCCII subject to the internal controls of the Issuer's, IRT Partners' and IRTCCII's accounting systems or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  In the case of each such letter delivered pursuant to a Terms Agreement, the statements contained in such letter relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

                  (h) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Agents or the Purchasing Agent, as the case may be, shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Agents, such opinion or opinions, dated the Closing Date or such date of delivery, as the case may be, with respect to the incorporation of the Issuer, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Agents or the Purchasing Agent, as the case may be, may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Milbank, Tweed, Hadley & McCloy LLP may rely as to the incorporation of the Issuer and all other matters governed by Georgia law upon the opinions of Alston & Bird LLP and in-house counsel to the Issuer and the Guarantors referred to above.

                  (i) The Issuer shall have furnished to the Agents or their counsel such further certificates and documents as the Agents or such counsel reasonably request.

                  The Issuer will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

                  6. Additional Covenants of the Issuer and the Guarantors. The Issuer and each of the Guarantors agree that:

                  (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation by the Issuer and each of the Guarantors that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer to purchase Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the date of delivery of such Securities to the purchaser thereof, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such delivery date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such delivery date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

                  (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than (i) by a Pricing Supplement or (ii) by an amendment or supplement resulting from the filing with the SEC of a Current report on Form 8-K, unless requested by the Agents), the Issuer and each of the Guarantors shall,
         (A) concurrently with such amendment or supplement, if such amendment or supplement shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such amendment or supplement shall not occur at a Marketing Time, furnish the Agents with a certificate, dated the date of delivery thereof, of the President or any Vice President and a principal financial or accounting officer of the Issuer, in form satisfactory to the Agents, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(f) hereof which was last furnished to the Agents pursuant to this Section 6(b) are true and correct at the time of such amendment or supplement, as though made at and as of such time or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in
         Section 5(f); provided, however, that any certificate furnished under this Section 6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of
         Section 5(f), to the time of delivery of such certificate.

                  (c) At each Representation Date referred to in Section 6(b), the Issuer and each of the Guarantors shall, (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, furnish the Agents with a written opinion or opinions, dated the date of such Representation Date, of counsel for the Issuer and the Guarantors, in form satisfactory to the

         Agents, to the effect set forth in Section 5(e) hereof; provided, however, that to the extent appropriate, such opinion or opinions may reconfirm matters set forth in a prior opinion delivered at the Closing Date or under this Section 6(c); provided further, however, that any opinion or opinions furnished under this Section 6(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date and shall state that the Securities sold in the relevant Applicable Period (as defined below) have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause (iii) of Section 5(e) hereof as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and conform to the description thereof contained in the Prospectus as amended or supplemented at the relevant date or dates for the delivery of such Securities to the purchaser or purchasers thereof. For the purpose of this Section 6(c), "APPLICABLE PERIOD" shall mean with respect to any opinion delivered on a Representation Date the period commencing on the date as of which the most recent prior opinion delivered at the Closing Date or under this Section 6(c) speaks and ending on such Representation Date.

                  (d) At each Representation Date referred to in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer shall cause Arthur Andersen LLP, (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, to furnish the Agents with a letter, addressed jointly to the Issuer and the Agents and dated the date of such Representation Date, in form and substance satisfactory to the Agents, to the effect set forth in Section 5(g) hereof; provided, however, that to the extent appropriate such letter may reconfirm matters set forth in a prior letter delivered at the Closing Date or pursuant to this
         Section 6(d); provided further, however, that any letter furnished under this Section 6(d) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

                  (e) On each date for the delivery of Securities to the purchaser thereof, the Issuer and each of the Guarantors shall, if requested by the Agent or Agents that solicited or received the offer to purchase any Securities being delivered on such settlement date, furnish such Agent with a written opinion or opinions, dated the date of delivery thereof, of counsel for the Issuer, in form satisfactory to such Agent, to the effect set forth in clauses (i), (ii) and (iii) of
         Section 5(e) hereof; provided, however, that any opinion furnished under this Section 6(e) shall relate to the Prospectus as amended or supplemented at such delivery date and shall state that the Securities being sold by the Issuer on such delivery date, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause
         (iii) of Section 5(e) hereof as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date and provided, further, that to the extent appropriate such opinion or opinions may reconfirm matters set forth in a prior opinion delivered at the Closing Date or under this Section 6(e).

                  (f) The Issuer agrees that any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's and IRT Partner's representation and warranty deemed to be made to the Agents pursuant to the last sentence of subsection (a) of this Section 6, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

                  (g) The Issuer shall not be required to comply with the provisions of subsections (b), (c) or (d) of this Section 6 during any period from the time the Agents shall have suspended solicitation of purchases of the Securities in their capacity as agents pursuant to a request from the Issuer to the time the Issuer shall determine that solicitation of purchases of the Securities should be resumed or shall subsequently enter into a new Terms Agreement with one or more Agents.

                  7.       Indemnification and Contribution.

(a) The Issuer and each of the Guarantors, jointly and severally, will indemnify and hold harmless each Agent, its directors and officers and each person, if any, who controls such Agent within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto (including the Pricing Supplement), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Issuer nor the Guarantors will be liable to any Agent, its directors and officers and each person, if any, who controls such Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Agent has notified the Issuer in writing that such information should no longer be used therein. The foregoing indemnification shall not inure to the benefit of any Agent (or any of its directors or officers, or any person controlling such Agent) from or through whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that the Prospectus relating to such Securities was required to be delivered by such Agent under the Act in connection with such purchase and was not so delivered at or prior to the written confirmation of the sale of such Securities to such person, and where the untrue statement or omission of a material fact contained in the Prospectus was corrected in an amendment or supplement if the Issuer had previously furnished copies of the Prospectus as so amended or supplemented (exclusive of material incorporated by reference in the Registration Statement) to such Agent in sufficient time for such Agent to deliver the Prospectus as so amended or supplemented prior to the consummation of such purchase.

         (b) Each Agent will severally and not jointly indemnify and hold harmless the Issuer, its directors and officers and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after an Agent has notified the Issuer in writing that such information should no longer be used therein.

                  (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party or indemnified party shall, without the prior written consent of the indemnified party or indemnifying party, as the case may be, effect any settlement of any pending or threatened action in respect of which any indemnified party or indemnifying party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party or indemnifying party, as the case may be, from all liability on any claims that are the subject matter of such action.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and any Agent on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and any Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and any Agents on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by such Agent from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuer exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Agent in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through such Agent pursuant to this Agreement bears to the total amount of such Securities distributed to the public through the Agents pursuant to this Agreement, and not joint.

                  (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which each Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer, to each officer of the Issuer who has signed the Registration Statement and to each person, if any, who controls the Issuer within the meaning of the Act.

                  8. Status of Each Agent. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than any obligation to purchase Securities pursuant to Section 3 hereof), each Agent is acting individually and not jointly and is acting solely as agent for the Issuer and not as principal. In connection with the placement of any Securities by a Agent, acting as agent,
(a) each Agent will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Agent and accepted by the Issuer, but such Agent shall have no liability to the Issuer in the event any such purchase is not consummated for any reason; and (b) if the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

                  9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason or if for any reason the sale of Securities described in a confirmation or Terms Agreement referred to in Section 3 by the Issuer to an Agent is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(j) and the obligations of the Issuer under

Sections 4(f) and 4(i) and the respective obligations of the Issuer and the Agents pursuant to Section 7 shall remain in effect. In addition, if any such termination of this Agreement shall occur either (i) at a time when any Agent shall own any of the Securities purchased from the Issuer as principal with the intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer and the Guarantors under the second sentence of Section 4(c), under Sections 4(a), 4(b), 4(d), 4(e), 4(g), 4(h) and 4(l) and in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(a), 6(e) and 6(f) and under the last sentence of Section 8, shall also remain in effect.

                  10. Termination. This Agreement may be terminated for any reason at any time by the Issuer as to any Agent or , in the case of any Agent, by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, that this Agreement may not be terminated with respect to an Agent by the giving of such notice following receipt by the Issuer of a confirmation or Terms Agreement referred to in Section 3 relating to the purchase of Securities by such Agent and prior to delivery of the Securities described in such confirmation or Terms Agreement, unless the sale and purchase of Securities contemplated thereby is rejected by the Issuer in accordance with
Section 3. Any settlement with respect to Securities placed by an Agent on an agency basis occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Agent in connection with such settlement.

                  11. Sales of Securities Denominated in a Currency other than U.S. Dollars or of Indexed Securities. If at any time the Issuer and the Agents shall determine to issue and sell Securities denominated in a currency other than U.S. dollars, which other currency may include a currency unit, or with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, the Issuer and any such Agent may execute and deliver a supplement to this Agreement for the purpose of making any appropriate additions to and modifications of the terms of this Agreement (and the Procedures) applicable to such Securities and the offer and sale thereof. The Agents are authorized to solicit offers to purchase Securities with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, and the Issuer shall agree to any sales of such Securities (whether offered on an agency or principal basis), only in a minimum aggregate amount of $2,500,000. The Issuer will not issue Securities denominated in Yen otherwise than in compliance with applicable Japanese laws, regulations and policies. In particular, the Issuer or its designated agent shall submit such reports or information as may be required from time to time by applicable law, regulations and guidelines promulgated by Japanese governmental and regulatory authorities in the case of the issue and purchase of the Securities and the Issuer shall ensure that each such Security shall have a minimum denomination of (Y)1,000,000 and a minimum maturity of one year or such other minimum denomination and maturity as may be allowed from time to time by Japanese governmental and regulatory authorities.

                  12. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Credit Suisse First Boston Corporation shall be directed to it at Eleven Madison Avenue, New York, New York 10010-3629,
Attention: Short and Medium Term Finance Department (Facsimile No.: (212) 325-8183); notices to Wachovia Securities, Inc. shall be directed to it at 191 Peachtree Street, Atlanta, Georgia 30303, Attention: Lyman C. Wray (Facsimile
No.: (404) 332-4001) and notices to the Issuer shall be directed to it at 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339, Attention: Chief Financial Officer (Facsimile No.: (770) 988-8773) or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 12. Any such notice shall take effect at the time of receipt.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

                  14. Counterparts. This Agreement and any Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  15. APPLICABLE LAW. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  The Issuer hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement or the transactions contemplated hereby or thereby.

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                      Very truly yours,

                                      IRT PROPERTY COMPANY
                                        As Issuer



                                      By:      /s/
                                          ------------------------------------
                                         Name:
                                         Title:

                                      IRT PARTNERS, L.P.
                                        As a Guarantor

                                      By:  IRT Property Company
                                           its General Partner



                                      By:      /s/
                                          ------------------------------------
                                         Name:
                                         Title:

                                      IRT CAPITAL CORPORATION II
                                        As a Guarantor



                                      By:      /s/
                                          ------------------------------------
                                         Name:
                                         Title:

                                      IRT MANAGEMENT COMPANY
                                        As a Guarantor



                                      By:      /s/
                                          ------------------------------------
                                         Name:
                                         Title:

                                      IRT ALABAMA, INC.
                                        As a Guarantor



                                      By:      /s/
                                          ------------------------------------
                                         Name:
                                         Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

CREDIT SUISSE FIRST BOSTON CORPORATION



By:      /s/
   --------------------------------
   Name:
   Title:

WACHOVIA SECURITIES, INC.



By:      /s/
   --------------------------------
   Name:
   Title:

                                                                         ANNEX I


                            IRT Property Corporation
                  Subsidiary Listing for 5% or Greater Entities

                                 Approximate          State of             Type of
Entity Name                      Ownership            Incorporation        Entity
-----------                      -----------          -------------        -------
IRT Partners L.P.                     93%                Georgia           Partnership
IRT Capital Corporation(1)          1/96%                Georgia           Corporation
IRT Capital Corporation II(2)       1/96%                Georgia           Corporation
VW Mall, Inc.(3)                     100%                Georgia           QRS
IRT Alabama, Inc.(3)                 100%                Alabama           QRS
IRT Heritage Walk, LLC(4)            100%                Delaware          LLC
IRT MacLand Pointe, LLC(4)           100%                Delaware          LLC
IRT Coral Springs , LLC(4)            93%                Delaware          LLC

--------------

(1) IRT Capital Corporation was liquidated in January 2001. Prior to liquidation, 96% of the corporation's non-voting stock and 1% of the voting stock was owned directly by IRT Property Company.

(2) 96% of the corporation's non-voting stock and 1% of the voting stock is owned directly by IRT Property Company. The Company elected TRS status on 3/15/01 effective 1/01/01.

(3)These entities are Qualified REIT Subsidiaries ("QRS")

(4) IRT Heritage Walk and IRT MacLand Pointe were established on 2/22/01 and are 100% owned by IRT Property Company. These entities are bankruptcy remote entities which presently have no assets. IRT Coral Springs was established on 2/22/01 and is 100% owned by IRT Partners LP. This entity is a bankruptcy remote entity which presently has no assets.

                                                                       EXHIBIT A

                         IRT Property Company ("Issuer")

                                Medium-Term Notes

                   Due Nine Months or More from Date of Issue

                                 TERMS AGREEMENT


                                                            , 20__


IRT Property Company
200 Galleria Parkway, Suite 1400
Atlanta, Georgia  30339

Attention:

Ladies and Gentlemen:

                  We offer to purchase, on and subject to the terms and conditions of the Agency Agreement attached hereto ("Agency Agreement"), the following Notes ("Notes") on the following terms:

                  Title:

                  Currency or Currency Units:

                  Stated Maturity:

                  Principal Amount:

                  Public Offering Price:  [___%, subject to change by the
                                          undersigned -- The Agent[s] propose[s]
                                          to reoffer the above Notes from time
                                          to time at market prices prevailing at
                                          the time of sale, at prices related to
                                          such prevailing market prices or at
                                          negotiated prices.]

                  Original Issue Discount Security: Yes [ ]  No [ ]

                  Purchase Price (to be paid in [New York Clearing House (next day) -- immediately available] funds): ___% [, plus accrued interest, if any, from the Trade Date to the Settlement Date]

                  Underwriting Discount (%):

                  In the case of Fixed Rate Notes, the interest rate and, if different from the dates set forth in the Prospectus Supplement, the Interest Payment Date or Dates and corresponding Regular Record Date or Dates:

                  In the case of Floating Rate Notes, the Interest Rate formula, Initial Interest Rate, the Index Maturity, the Spread or Spread Multiplier (if any), the maximum or minimum Interest rate limitations (if any), the Interest Reset Dates, the Interest Determination Dates, the Calculation Agent, the Calculation Dates, the Interest Payment Dates and the Regular Record Dates, in each case to the extent applicable:

                  Redemption (option of the Issuer), if any:

                           Redemption Date(s):
                           Redemption Prices(s)(%):
                           Notice Period:

                  Repayment (option of the Holder), if any:

                           Redemption Date(s):
                           Redemption Price(s)(%):
                           Notice Period:

                  Sinking Fund, if applicable:

                  Trade Date:

                  Settlement Date (Issue Date):

                          *    *    *    *    *

Details for Settlement

                  _ Book-entry Security
                  _ Certificated Securities

                  [Additional Purchase Information -- to be completed by Agent, if desired, to the extent available]

                  Exact name in which the Note or Notes are to be registered ("registered owner"):

                  Exact address of registered owner and, if different, the address for delivery of notices and payment of principal and any premium and interest:

                  Taxpayer identification number of registered owner:

                  Principal amount of each Note in authorized denominations to be delivered to registered owner:

                  Exchange rate applicable to purchase Foreign Currency Notes to be paid for in U.S. dollars:

                          *    *    *    *    *

                  Our agreement to purchase the Notes hereunder is subject to the conditions set forth in the Agency Agreement, including the conditions set forth in paragraphs (e), (f), (g) and (h) of Section 5 thereof [, and [specify additional conditions, if any]]. If for any reason the purchase by the undersigned of the Notes is not consummated other than because of a default by the undersigned or a failure to satisfy a condition set forth in clause (iii),
(iv) or (v) of Section 5(c) of the Agency Agreement, the Issuer shall reimburse the undersigned for all out-of-pocket expenses reasonably incurred by the undersigned in connection with the offering of the Notes and not otherwise required to be reimbursed pursuant to Section 4 of the Agency Agreement.

                  [Insert any additional agreements, conditions, etc.]

                  Unless the undersigned has received notification from the Issuer within [one Business Day (as defined in the Agency Agreement)] that the Issuer does not agree to the terms set forth herein, this Terms Agreement shall constitute an agreement between the Issuer and the undersigned for the sale and purchase of the Notes upon the terms set forth herein and in the Agency Agreement.

                                  Very truly yours,


                                  CREDIT SUISSE FIRST BOSTON
                                  CORPORATION



                                  By
                                    -------------------------------------------

                                  WACHOVIA SECURITIES, INC.



                                  By
                                    -------------------------------------------


Accepted and agreed to
as of the date set forth above.

IRT PROPERTY COMPANY



By:
   ------------------------------
   IRT PARTNERS, L.P.
   As a Guarantor



By: IRT Property Company
    Its General Partner



By:
   ------------------------------
   Name:
   Title:



IRT CAPITAL CORPORATION II
As Guarantor



By:
   ------------------------------
   Name:
   Title:



IRT MANAGEMENT COMPANY



By:
   ------------------------------
   Name:
   Title:



IRT ALABAMA, INC.
As a Guarantor



By:
   ------------------------------
   Name:
   Title:

                                                                       EXHIBIT B


                         Schedule of Agents' Commissions

         The Company agrees to pay each Agent a commission equal to the following percentage of the amount of each Note sold by such Agent:

         Maturity Range of Notes                              Percentage of Principal
         -----------------------                              -----------------------
         From 9 months to less than one year                           0.125%
         From one year to less than 18 months                          0.150%
         From 18 months to less than 2 years                           0.200%
         From 2 years to less than 3 years                                      0.250%
         From 3 years to less than 4 years                                      0.350%
         From 4 years to less than 5 years                                      0.450%
         From 5 years to less than 6 years                                      0.500%
         From 6 years to less than 7 years                                      0.550%
         From 7 years  to less than 10 years                           0.600%
         From 10 years  to less than 15 years                          0.625%
         From 15 years  to less than 20 years                          0.700%
         From 20 years up to and including 30 years                    0.750%

         Address for Notice to you shall be directed to you at 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339, Attention: Chief Financial Officer (Facsimile No. (770) 988-8773).

         Notices to Credit Suisse First Boston Corporation shall be directed to it at Eleven Madison Avenue, New York, New York 10010, Attention: Short and Medium Term Products Group (Facsimile No.: (212) 325-8183).

         Notices to Wachovia Securities, Inc. shall be directed to it at 191 Peachtree Street, Atlanta, Georgia 30303, Attention: Lyman C. Wray (Facsimile No.: (404) 332-4001).

                                                                       EXHIBIT C


                            IRT PROPERTY CORPORATION

                   Medium-Term Note Administrative Procedures

                          ______________________, 20__


                  The Medium-Term Notes, Due from Nine Months or more from Date of Issue in an aggregate principal amount of $100,000,000 (the "Notes") of IRT Property Company (the "Company") are to be offered on a continuing basis. Credit Suisse First Boston Corporation and Wachovia Securities, Inc., as agents (each an "Agent," and collectively the "Agents"), have agreed to solicit purchases of Notes. The Agents will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to an Agency Agreement between the Company and the Agents dated the date hereof (the "Agency Agreement"). The Notes will rank pari passu with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the "Commission"). The Notes will be issued under the Indenture dated as of September 9, 1998 (as amended and supplemented, the "Indenture"), between the Company and Sun Trust Bank, as trustee (the "Trustee"), and will be guaranteed as to payment of principal and interest by each of IRT Partners, L.P., IRT Capital Partners Corporation II, IRT Management Company and IRT Alabama, Inc..

                  The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Company and such Agent acting as principal.

                  Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). Only Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. An owner of a beneficial interest in a Book-Entry Note will not be entitled to receive a certificate representing such Note.

                  The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

                  Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes." Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes." To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Agency Agreement shall control.

         All communications hereunder will be in writing and effective only upon receipt, and, if sent, will be mailed, delivered, telecopied or telegraphed and confirmed to the Agents and the Company at the following addresses:


If to the Company:

         IRT Property Company
         200 Galleria Parkway
         Atlanta, Georgia  30339

         Attention:  Chief Financial Officer
         Facsimile No.: (770) 988-8773


If  to Credit Suisse First Boston Corporation:

         Credit Suisse First Boston Corporation
         Eleven Madison Avenue
         New York, New York  10010-3629
         Attention: Attention: Short and Medium Term Products Group Facsimile No.: (212) 325-8183


If  to Wachovia Securities, Inc.:

         Wachovia Securities, Inc.
         191 Peachtree Street
         Atlanta, Georgia  30303
         Attention:  Lyman C. Wray
         Facsimile No.: (404) 332-4001

                                     PART I

                          Administrative Procedures for
                                Book-Entry Notes

                  In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

ISSUANCE:         On any date of settlement (as defined under "Settlement"
                  below) for one or more Book-Entry Notes (each a "Settlement
                  Date"), the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $100,000,000 principal amount of all such Book-Entry Notes that have the same original issue date, original issue discount provisions, if any, Interest Payment
                  Dates, Regular Record Dates, Interest Payment Period, redemption provisions, if any, Maturity Date, and, in the case of Fixed Rate Notes, interest rate, in the case of Floating
                  Rate Notes, initial interest rate, Base Rate, Index Maturity,
                  Interest Reset Period, Interest Reset Dates, Spread or Spread
                  Multiplier, if any, minimum interest rate, if any, maximum interest rate, if any and, in the case of a Floating Rate
                  Book-Entry Note for which the Base Rate is LIBOR, its Designated LIBOR Page and Designated LIBOR Currency
                  (collectively, the "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an Original Issue
                  Date, which will be (i) with respect to an original Global
                  Security (or any portion thereof), the original issue date specified in such Global Security and (ii) following a consolidation of Global Securities, with respect to the Global
                  Security resulting from such consolidation, the most recent
                  Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global
                  Security. No Global Security will represent (i) both Fixed
                  Rate and Floating Rate Book-Entry Notes or (ii) any
                  Certificated Note.

IDENTIFICATION
AND
CUSIP
NUMBERS: The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers, which series consists of not less than 10 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company. The Trustee, the Company and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. The Company will reserve additional CUSIP numbers for assignment to Global Securities when, at any time, less than 3 of the reserved CUSIP numbers remain unassigned to Global Securities and, if it deems it necessary or desirable. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

REGISTRATION:     Global Securities will be issued only in fully registered form without coupons. Each Global Security will be registered in the name of CEDE & CO., as nominee for DTC, on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

TRANSFERS:        Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

EXCHANGES:        The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more
                  Outstanding Global Securities that represent (A) Fixed Rate
                  Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry
                  Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service
                  Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $100,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $100,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global
                  Securities (see "Denominations" below).

MATURITIES:       Each Book-Entry Note will mature nine months or more after the settlement date for such Note.

NOTICE OF
REPAYMENT

TERMS: With respect to each Book-Entry Note that is repayable at the option of the Holder, the Trustee will furnish DTC on the settlement date pertaining to such Note a notice setting forth the terms of such repayment option. Such terms shall include the start date and end dates of the first exercise period, the purchase date following such first exercise period, the frequency that such exercise periods shall occur (i.e., quarterly, semi-annually, annually, bi-annually, etc.) and if the repayment option expires before maturity, the same information (except frequency) concerning the last exercise period. It is understood that the exercise period shall be at least fifteen calendar days long and that the purchase date shall be at least seven calendar days after the last day of the exercise period.

DENOMINA-
TIONS: Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $100,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $100,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $100,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

INTEREST:         General. Interest, if any, on each Book-Entry Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency Agreement), as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Book-Entry Notes which reset daily or weekly, interest payments will include accrued interest to and including the Regular Record Date immediately preceding the Interest Payment Date) or to but excluding Maturity (other than a Maturity of a Fixed Rate Book-Entry Note occurring on the thirty-first day of a month, in which case such payment of interest will include interest accrued to but excluding the thirtieth day of such month). Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's
                  Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global
                  Security in the appropriate (daily or weekly) bond report published by Standard & Poor's Corporation.

                  Regular Record Dates. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date (unless otherwise specified pursuant to Settlement Procedure "A" below).

                  Interest Payment Dates on Fixed Rate Book-Entry Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book-Entry Notes will be made semi-annually on April 1, and October 1 of each year and at Maturity; provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a

                  Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name such Note is registered on the Regular Record Date for such succeeding Interest Payment Date.

                  Interest Payment Dates on Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name such Note is registered on the Regular Record Date for such succeeding Interest Payment Date.

                  Notice of Interest Payment and Regular Record Dates. At the request of the Company the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Trustee, as Calculation Agent, will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

CALCULATION OF
INTEREST:         Fixed Rate Book-Entry Notes. Interest on Fixed Rate Book-Entry
                  Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve thirty-day months.

                  Floating Rate Book-Entry Notes. Interest rates on Floating
                  Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days,
                  except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is Treasury Rate, interest will be
                  calculated on the basis of the actual number of days in the year.
PAYMENTS OF
PRINCIPAL AND
INTEREST:         Payment of Interest Only. Promptly after each Regular Record
                  Date, the Trustee will deliver to the Company and DTC, a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on the following
                  Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts.

                  DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's Corporation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, except that in the case of an Interest Payment Date on a Floating Rate Note for which the Base Rate is LIBOR, if such Business Day is in the succeeding calendar month, such Interest Payment Date will be the preceding Business Day.

                  Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing (on a Maturity or Redemption Date or otherwise) in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to the Trustee, as paying agent, the principal amount of such Global Security, together with interest due at such Maturity. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company.

                  Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee or by wire transfer to the Trustee. The Company will confirm any such instructions in writing to the Trustee. On each payment date the Trustee will pay DTC in accordance with DTC's standard procedures. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the Trustee and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company (as issuer or as paying agent) nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                  Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

PROCEDURE FOR
SETTING AND
POSTING: The Company and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

ACCEPTANCE
AND REJECTION
OF ORDERS:        Unless otherwise instructed by the Company, each Agent will advise the Company promptly by telephone of all orders to purchase Book-Entry Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

PREPARATION OF
PRICING
SUPPLEMENT:       If any order to purchase a Book-Entry Note is accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a "Pricing Supplement") reflecting the terms of such Book-Entry Note and will arrange to have the Pricing
                  Supplement filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply ten copies thereof (and additional copies if requested) to the Agent which presented the order (the "Presenting
                  Agent"). The Presenting Agent will cause a Prospectus and
                  Pricing Supplement to be delivered to the purchaser of such Book-Entry Note.

                  In each instance that a Pricing Supplement is prepared, the
                  Presenting Agent will affix the Pricing Supplement to
                  Prospectuses prior to their use. Outdated Pricing Supplements
                  (other than those retained for files) will be destroyed.
SUSPENSION OF
SOLICITATION;
AMENDMENT OR
SUPPLEMENT:       Subject to the Company's representations, warranties and
                  covenants contained in the Agency Agreement, the Company may instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase
                  Book-Entry Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                  In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                  If the Company decides to amend or supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any such supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

PROCEDURES FOR
RATE CHANGES: When the Company has determined to change the interest rates of Book-Entry Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded. Within two Business Days after any sale of Book-Entry Notes, the Company will file with the Commission a Pricing Supplement to the Prospectus relating to such Book-Entry Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

DELIVERY OF
PROSPECTUS:       A copy of the Prospectus and, where applicable, a Pricing
                  Supplement, relating to a Book-Entry Note, must accompany or precede the earliest of confirmation of the purchase of such Book-Entry Note, or payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by the Agents between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, the Presenting
                  Agent timely will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry
                  Note is sold directly by the Company to a purchaser (other than an Agent).

CONFIRMATION:     For each order to purchase a Book-Entry Note solicited by any
                  Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

SETTLEMENT:       The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry
                  Note shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company, the Trustee and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

SETTLEMENT

PROCEDURES:       Settlement Procedures with regard to each Book-Entry Note sold by the Company through any Agent, as agent, shall be as follows:

                           A. The Presenting Agent will advise the Company by telephone of the following settlement information:

                           1.       Principal amount.

                           2.       Maturity Date.

                           3. In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the Base Rate, initial interest rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any), maximum interest rate (if any) and, in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, the Designated LIBOR Page and Designated LIBOR Currency.

                           4. Interest Payment Dates, Regular Record Dates (if other than the dates fifteen calendar days preceding such Interest Payment Dates), the Interest Payment Period, Interest Determination Dates, the Calculation Dates and the Calculation Agent.

                           5.       Redemption provisions, if any.

                           6.       Settlement date.

                           7.       Price.

                           8. Presenting Agent's commission, determined as provided in Section 2 of the Agency Agreement.

                           B. The Company will assign a CUSIP number to the Global Security representing such Book-Entry Note and then advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of the Presenting Agent. The Company will also notify the Presenting Agent by telephone of such CUSIP number as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Book-Entry Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Book-Entry Note, and the Global Security representing such Book-Entry Note, will conform with the terms of the Indenture, and (iii) after giving effect to the issuance of such Book-Entry Note and any other Securities (as defined in the Agency Agreement) to be issued on or prior to the settlement date for the sale of such Book-Entry Note, the aggregate amount of Securities which have been issued and sold by the Company will not exceed the amount of Securities registered under the Registration Statement (as defined in the Agency Agreement). Such confirmation shall constitute a Company Order to the Trustee for the authentication of such Global Security and shall be deemed to satisfy the requirements for the delivery of the Board Resolution and Officers' Certificates set forth in the third paragraph of
                  Section 303 of the Indenture.

                           C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation) and the Presenting Agent:

                                    1.       The information set forth in
                  Settlement Procedure "A."

                                    2.       Identification as a Fixed Rate
                  Book-Entry Note or a Floating Rate Book-Entry Note.

                                    3.       Initial Interest Payment Date for
                  such Book-Entry Note, number of days by which such date succeeds the related Regular Record Date (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days immediately preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date (which amount shall be confirmed by the Trustee).

                                    4.       The Interest Payment Period.

                                    5.       CUSIP number of the Global Security
                  representing such Book-Entry Note.

                                    6.       Whether such Global Security will
                  represent any other Book-Entry Note (to the extent known at such time).

                           D. To the extent the Company has not already done so, the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agents and the Trustee.

                           E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

                           F. DTC will credit such Book-Entry Note to the Trustee's participant account at DTC.

                           G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                  (i) debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission or discounts, if applicable. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

                           H. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

                           I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                           J. The Trustee will, upon receipt of funds from the Agent in accordance with Settlement Procedure "G," wire transfer to the account of the Company maintained at Wachovia Bank, N.A. funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "G."

                           K. The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

SETTLEMENT
PROCEDURES
TIMETABLE:        For orders of Book-Entry Notes solicited by any Agent and
                  accepted by the Company for settlement on the first Business
                  Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:


                  Settlement
                  Procedure                    Time
                  ----------                   ----
                          A         11:00 A.M. on the sale date
                          B         12:00 Noon on the sale date
                          C         2:00 P.M. on the sale date
                          D         3:00 P.M. on the Business Day before
                                    settlement
                          E         9:00 A.M. on Settlement Date
                          F         10:00 A.M. on Settlement Date
                          G-H       2:00 P.M. on Settlement Date
                          I         4:45 P.M. on Settlement Date
                          J-K       5:00 P.M. on Settlement Date

                  If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A," "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                  If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

FAILURE TO
SETTLE: If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "G," the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company and will make appropriate entries in its records. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                  If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H," respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company.

                  Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

TRUSTEE NOT TO
RISK FUNDS: Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, DTC, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

AUTHENTICITY OF
SIGNATURES:       The Company will cause the Trustee to furnish to the Company and the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Book-Entry
                  Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect to the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Book-Entry Note.

PAYMENT OF
EXPENSES:         Each Agent shall forward to the Company, on a monthly basis, a statement of the out-of- pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

ADVERTISING
COSTS: The Company will determine with the Agents the amount of advertising, if any, that may be appropriate in soliciting offers to purchase the Book-Entry Notes. Advertising expenses, to the extent previously approved in writing by the Company, will be paid by the Company.

PERIODIC
STATEMENTS
FROM THE
TRUSTEE: Upon the request of the Company, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Notes Outstanding as of that date.

                                     PART II

                Administrative Procedures for Certificated Notes

                  The Trustee will serve as registrar and transfer agent in connection with the Certificated Notes.

ISSUANCE:         Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated
                  Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

REGISTRATION:     Certificated Notes will be issued only in fully registered form without coupons.

TRANSFERS AND
EXCHANGES:        A Certificated Note may be presented for transfer or exchange at the principal corporate trust office in The City of New
                  York of the Trustee. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge.
                  Certificated Notes will not be exchangeable for Book-Entry
                  Notes.

MATURITIES:       Each Certificated Note will mature on a date not less than nine months nor more than thirty years after the Settlement
                  Date for such Note.

DENOMINA-
TIONS:            The denomination of any Certificated Note denominated in U.S.
                  dollars will be a minimum of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of Certified Notes denominated in any other currency will be specified pursuant to "Settlement Procedures" below.

INTEREST:         General. Interest, if any, on each Certificated Note will
                  accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing
                  Supplement. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Certificated Notes which reset daily or weekly, interest payments will include accrued interest to and including the Regular Record Date immediately preceding the Interest Payment Date) or to but excluding Maturity (other than a Maturity of a Fixed Rate Certificated Note occurring on the thirty-first day of a month, in which case such payment of interest will include interest accrued to but excluding the thirtieth day of such month).

                  Regular Record Dates. The Regular Record Dates with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date (unless otherwise specified pursuant to Settlement Procedure "A" below).

                  Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semi-annually on April 1 and October 1 of each year and at Maturity; provided, however, that in the case of a Fixed Rate Certificated Note issued between a Regular Record Date and an Interest

                  Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name such Note is registered on the Regular Record Date for such succeeding Interest Payment Date.

                  Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a monthly
                  Interest Payment Period, on the third Wednesday of each month;
                  with a quarterly Interest Payment Period, on the third
                  Wednesday of March, June, September and December of each year;
                  with a semi-annual Interest Payment Period, on the third
                  Wednesday of the two months specified pursuant to Settlement
                  Procedure "A" below; and with an annual Interest Payment
                  Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Certificated Note
                  would otherwise be a day that is not a Business Day with
                  respect to such Floating Rate Certificated Note, such Interest
                  Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except in the case of a Floating Rate Certificated Note for which the Base
                  Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the
                  immediately preceding Business Day; and provided further, that in the case of a Floating Rate Certificated Note issued
                  between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest
                  Payment Date following the next succeeding Regular Record Date to the Person in whose name such Note is registered on the
                  Regular Record Date for such succeeding Interest Payment Date.
CALCULATION OF
INTEREST:         Fixed Rate Certificated Notes. Interest on Fixed Rate
                  Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve thirty-day months.

                  Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

PAYMENTS OF
PRINCIPAL AND
INTEREST:         The Trustee will pay the principal amount of each Certificated
                  Note at Maturity upon presentation of such Certificated Note to the Trustee (unless otherwise specified in the applicable
                  Pricing Supplement). Such payment, together with payment of interest due at Maturity of such Certificated Note, will be made in funds available for immediate use by the Trustee and in turn by the Holder of such Certificated Note. Certificated
                  Notes presented to the Trustee at Maturity for payment will be canceled by the Trustee in accordance with the Indenture. All interest payments on a Certificated Note (other than interest due at Maturity) will be made by check drawn on the Trustee
                  (or another Person appointed by the Trustee) and mailed by the Trustee to the Person entitled thereto as provided in such Note and the Indenture (unless otherwise specified in the applicable Pricing Supplement).

                  The Trustee will be responsible for reporting interest paid on Certificated Notes, and where applicable, withholding taxes on such interest payments, as may be required by law.

                  If any Interest Payment Date for or the Maturity of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity, as the case may be, except that in the case of an Interest Payment Date on a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the succeeding calendar month, such Interest Payment Date will be the preceding Business Day.

PROCEDURE FOR
RATE SETTING
AND POSTING:      The Company and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders
                  (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

ACCEPTANCE AND
REJECTION OF
ORDERS: Unless otherwise instructed by the Company, each Agent will advise the Company promptly by telephone of all orders to purchase Certificated Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Certificated Notes and may reject any such orders in whole or in part.

PREPARATION OF
PRICING
SUPPLEMENT:       If any order to purchase a Certificated Note is accepted by or on behalf of the Company, the Company will prepare a Pricing
                  Supplement reflecting the terms of such Certificated Note and will arrange to have the Pricing Supplement filed with the Commission in accordance with the applicable paragraph of Rule
                  424(b) under the Act and will supply ten copies thereof (and additional copies if requested) to the Presenting Agent. The
                  Presenting Agent will cause a Prospectus and Pricing
                  Supplement to be delivered to the purchaser of such Certificated Note.

                  In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files), will be destroyed.

SUSPENSION OF
SOLICITATION;
AMENDMENT OR
SUPPLEMENT:       Subject to the Company's representations, warranties and
                  covenants contained in the Agency Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase
                  Certificated Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                  In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                  If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

PROCEDURE FOR
RATE CHANGES:     When the Company has determined to change the interest rates of Certificated Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded.
                  Within two Business Days after any sale of Notes, the Company will file with the Commission a Pricing Supplement to the Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

DELIVERY OF
PROSPECTUS:       A copy of the Prospectus and, where applicable, a Pricing
                  Supplement, relating to a Certificated Note, must accompany or precede the earliest of any written offer by any Agent of such Certificated Note, confirmation of the purchase of such Certificated Note, or payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by the Agents between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, the Presenting Agent timely will deliver a Prospectus and Pricing Supplement as herein described with respect to each Certificated Note sold by it. The Company will make such delivery if such Certificated Note is sold directly by the Company to a purchaser (other than any Agent).

CONFIRMATION:     For each order to purchase a Certificated Note solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

SETTLEMENT:       The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to the Presenting Agent and the Presenting Agent's delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute "settlement." All orders accepted by the Company will be settled on the fifth Business Day following the date of sale pursuant to the timetable for settlement set forth below, unless the Company, the Trustee and the purchaser agree to settlement on another day which shall be no earlier than the next Business
                  Day following the date of sale; provided, however, that the Trustee shall not, without its prior written consent, be required to deliver in excess of 300 certificates evidencing
                  Certificated Notes in any one of the three business days following the date of sale.

SETTLEMENT
PROCEDURES:       Settlement Procedures with regard to each Certificated Note sold by the Company through any Agent, as agent, shall be as follows:

                           A. The Presenting Agent will advise the Company by telephone of the following settlement information:

                                    1.       Name in which such Certificated
                  Note is to be registered ("Registered Owner").

                                    2.       Address of the Registered Owner and
                  address for payment of principal and interest.

                                    3.       Taxpayer identification number of
                  the Registered Owner (if available).

                                    4.      Principal amount.

                                    5.      Maturity Date.

                                    6.       In the case of a Fixed Rate
                  Certificated Note, the interest rate or, in the case of a Floating Rate Certificated Note, the initial interest rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any), maximum interest rate (if any) and, in the case of a Floating Rate certified Note for which the Base Rate is LIBOR, the Designated LIBOR Page and Designated LIBOR Currency.

                                    7.       Interest Payment Dates, Regular
                  Record Dates (if other than the dates fifteen calendar days preceding such Interest Payment Dates), the Interest Payment Period, the Calculation Dates and the Calculation Agent.

                                    8.      Redemption provisions, if any.

                                    9.      Settlement date.

                                    10.     Price (including currency).

                                    11.      Presenting Agent's commission,
                  determined as provided in Section 2 of the Agency Agreement.

                                    12.      Manner of payment at Maturity (if
                  other than upon presentation of Notes to the Trustee) and Interest (if other than by check).

                           B. The Company will advise the Trustee by telephone (confirmed in writing at any time on the sale date) or electronic transmission of the information set forth in Settlement Procedure "A" above and the name of the Presenting Agent. Each such communication by the Company shall constitute a representation and warranty by the

                  Company to the Trustee and the Agents that (i) such Certificated Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Certificated Note will conform with the terms of the Indenture, and (iii) after giving effect to the issuance of such Certificated Note and any other Securities (as defined in the Agency Agreement) to be issued on or prior to the settlement date for the sale of such Certificated Note, the aggregate amount of Securities which have been issued and sold by the Company will not exceed the amount of Securities registered under the Registration Statement (as defined in the Agency Agreement). Such confirmation shall constitute a Company Order to the Trustee for the authentication of such Certificated Note and shall be deemed to satisfy the requirements for the delivery of the Board Resolution and Officers' Certificates set forth in the third paragraph of
                  Section 303 of the Indenture.

                           C. The Company will deliver to the Trustee a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by the Company, the Agents and the Trustee:

                                    1.       Certificated Note with customer
                  confirmation.

                                    2.      Stub One - For Trustee.

                                    3.      Stub Two - For Agent.

                                    4.      Stub Three - For the Company.

                                    D.       The Trustee will complete such
                  Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to the Presenting Agent, and the Presenting Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Presenting Agent for payment to the account of the Company at The Bank of New York in funds available for immediate use, of an amount equal to the price of such Certificated Note less the Presenting Agent's commission. In the event that the instructions given by the Presenting Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Presenting Agent an amount of immediately available funds equal to the amount of such payment made.

                                    E.       The Presenting Agent will deliver
                  such Certificated Note (with the confirmation) to the customer or the customer's trust bank against payment in immediately payable funds. The Presenting Agent will obtain the acknowledgement of receipt of such Certificated Note by retaining Stub Two.

                                    F.       The Trustee will send Stub Three to
                  the Company by first-class mail.

SETTLEMENT
PROCEDURES
TIMETABLE:        For orders of Certificated Notes solicited by any Agent, as agent, and accepted by the Company, Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

                  Settlement
                  Procedure                    Time
                  ----------                   ----

                          A         2:00 P.M. on the Business Day before
                                    settlement

                          B-C       3:00 P.M. on the Business Day before
                                    settlement

                          D         2:15 P.M. on Settlement Date

                          E         3:00 P.M. on Settlement Date

                          F         5:00 P.M. on Settlement Date

FAILURE
TO SETTLE:        If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Presenting Agent will notify the Company and the Trustee by telephone and return such Certificated Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Presenting Agent an amount equal to the amount previously credited to the account of Company in respect of such Certificated Note. Such wire transfer will be made on the Settlement Date, if possible, and in any event not later than the Business Day following the Settlement Date. If the failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will cancel such Certificated Note in accordance with the Indenture and so advise the Company, and will make appropriate entries in its records.

TRUSTEE NOT TO
RISK FUNDS: Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

AUTHENTICITY
OF SIGNATURES:    The Company will cause the Trustee to furnish to the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Certificated Notes, but neither the Trustee nor any Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Certificated Note.

PAYMENT OF
EXPENSES:         Each Agent shall forward to the Company, on a monthly basis, a statement of the out-of- pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

ADVERTISING
COSTS: The Company will determine with the Agents the amount of advertising that may be appropriate in soliciting orders to purchase the Certificated Notes. Advertising expenses will be paid by the Company.

PERIODIC STATE-

MENTS FROM
THE TRUSTEE:      Upon the request of the Company, the Trustee will send to the
                  Company a statement setting forth the principal amount of Certificated Notes outstanding as of that date.


                                      C-23